FOR IMMEDIATE RELEASE	STERLING BANCORP CONTACT:
October 23, 2018	Luis Massiani, SEVP & Chief Financial Officer
845.369.8040
http://www.sterlingbancorp.com
Sterling Bancorp announces results for the third quarter of 2018 with record earnings per share available to common stockholders of $0.52 (as reported) and $0.51 (as adjusted), representing growth of 57.6% and 45.7%, respectively, over the same quarter a year ago.
Key Performance Highlights for the Three Months ended September 30, 2018 vs. September 30, 2017

($ in thousands except per share amounts)	GAAP / As Reported			Non-GAAP / As Adjusted[1]
	9/30/2017	9/30/2018	Change % / bps	9/30/2017	9/30/2018	Change % / bps
Total revenue[2]	$134,061	$268,094	100.0%	$138,681	$272,202	96.3%
Net income available to common	44,852	117,657	162.3	47,865	114,273	138.7
Diluted EPS available to common	0.33	0.52	57.6	0.35	0.51	45.7
Net interest margin[3]	3.29%	3.48%	19	3.42%	3.54%	12
Return on average tangible common equity	14.86	18.63	377	15.85	18.09	224
Return on average tangible assets	1.19	1.59	40	1.27	1.55	28
Operating efficiency ratio[4]	46.7	41.7	(500)	40.6	38.9	(170)

▪	Net income available to common stockholders of $117.7 million (as reported) and $114.3 million (as adjusted).

▪	Total portfolio loans, gross were $20.5 billion and total deposits were $21.5 billion at September 30, 2018.

▪	Total commercial loans of $15.8 billion at September 30, 2018; growth of 12.5% since the merger with Astoria Financial Corporation (“Astoria Merger”).

▪	Operating efficiency ratio of 41.7% (as reported) and 38.9% (as adjusted).

▪	Operating leverage ratio of 2.7x relative to the same quarter a year ago.

▪	Tangible book value per common share[1] of $11.33 at September 30, 2018; growth of 26.6% over the prior year.
Key Performance Highlights for the Three Months ended September 30, 2018 vs. June 30, 2018

($ in thousands except per share amounts)	GAAP / As Reported			Non-GAAP / As Adjusted[1]
	6/30/2018	9/30/2018	Change % / bps	6/30/2018	9/30/2018	Change % / bps
Total revenue[2]	$284,084	$268,094	(5.6)%	$276,806	$272,202	(1.7)%
Net income available to common	112,245	117,657	4.8	112,868	114,273	1.2
Diluted EPS available to common	0.50	0.52	4.0	0.50	0.51	2.0
Net interest margin[3]	3.56%	3.48%	(8)	3.62%	3.54%	(8)
Return on average tangible common equity	18.68	18.63	(5)	18.79	18.09	(70)
Return on average tangible assets	1.54	1.59	5	1.55	1.55	—
Operating efficiency ratio[4]	44.0	41.7	(230)	38.3	38.9	60

▪	Loan portfolio continues to transition; growth in average commercial loan balances of $330.8 million over linked quarter.

▪	Adjusted operating expenses were $105.9 million[1]; represents an annualized run-rate of $420.2 million.

▪	Total deposit growth of $490.2 million; cost of total deposits increased thirteen basis points to 0.68%.

▪	Consolidated eight financial centers and one back-office location in the third quarter.

▪	Completed full integration of Astoria’s legacy deposit systems.

1. Non-GAAP / as adjusted measures are defined in the non-GAAP tables beginning on page 18
2. Total revenue is equal to net interest income plus non-interest income. Total revenue as adjusted is equal to tax equivalent net interest income plus non-interest income excluding securities gains and losses.
3. Net interest margin is equal to net interest income divided by average interest earning assets. Net interest margin as adjusted, or tax equivalent net interest margin, is equal to net interest income plus the tax equivalent adjustment for tax exempt securities divided by average interest earning assets.
4. Operating efficiency ratio is a non-GAAP measure. See page 21for an explanation of the operating efficiency ratio.

MONTEBELLO, N.Y. – October 23, 2018 – Sterling Bancorp (NYSE: STL) (the “Company”), the parent company of Sterling National Bank (the “Bank”), today announced results for the three and nine months ended September 30, 2018. Net income available to common stockholders for the quarter ended September 30, 2018 was $117.7 million, or $0.52 per diluted share, compared to net income available to common stockholders of $112.2 million, or $0.50 per diluted share, for the linked quarter ended June 30, 2018, and net income available to common stockholders of $44.9 million, or $0.33 per diluted share, for the three months ended September 30, 2017.
Net income available to common stockholders for the nine months ended September 30, 2018 was $326.8 million, or $1.45 per diluted share, compared to net income available to common stockholders of $126.3 million, or $0.93 per diluted share, for the same period in 2017.

President’s Comments
Jack Kopnisky, President and Chief Executive Officer, commented: “We continued our strong operating performance in the third quarter of 2018 with record adjusted net income available to common stockholders of $114.3 million and adjusted diluted earnings per share available to common stockholders of $0.51, which represents growth of 138.7% and 45.7%, respectively, over the third quarter of 2017. Our adjusted return on average tangible assets was 1.55% and our adjusted return on average tangible common equity was 18.09%. As of September 30, 2018, our total assets were $31.3 billion, gross portfolio loans were $20.5 billion and total deposits were $21.5 billion.

“We continue to make substantial progress on the integration of Astoria. During the quarter we completed the full conversion of Astoria’s legacy deposit systems, consolidated eight financial centers and one back-office location, and reduced total personnel by 78 to 1,959 full-time equivalent employees. Excluding the amortization of intangibles, operating expenses were $105.9 million in the third quarter, which represented an annualized run-rate of $420.2 million and a decrease of $4.7 million relative to the annualized run-rate in the second quarter of 2018. Our adjusted operating efficiency ratio remained below 40.0%, and comparing our quarterly results to the same period a year ago, our operating leverage ratio, which we define as growth in operating revenues divided by growth in operating expenses, was 2.7x. We are confident in our ability to continue realizing merger cost savings and anticipate we will reduce total operating expenses for the full year 2019, while still growing our balance sheet and revenues. We expect this will result in significant operating leverage.

“Our commercial loan growth has been strong; based on average loan balances, commercial loans increased by $330.8 million relative to the linked quarter, and spot balances have increased $1.8 billion since the completion of the Astoria Merger. Our commercial loan growth is being partially offset by the continued run-off of residential mortgage loans, which based on average loan balances, decreased by $269.7 million relative to the linked quarter and have decreased by $878.7 million since the completion of the Astoria Merger. We will remain disciplined on new loan originations, focusing on diversified commercial asset classes where we can achieve our target risk-adjusted returns.

“Our average total deposit balances increased by $346.7 million relative to the linked quarter; spot balances have grown $1.4 billion since the completion of the Astoria Merger to $21.5 billion, with a balanced mix of commercial, consumer and small business clients. We experienced greater pressure on our cost of deposit funding in the third quarter, as our cost of interest-bearing deposits was 0.84% and our cost of total deposits was 0.68%, an increase of 16 basis points and 13 basis points, respectively, relative to the linked quarter. The increase in the cost of deposits has been mainly driven by increases in market interest rates and the competitive environment for attracting and retaining higher balance deposits in our commercial, municipal and brokered deposit segments. Relative to the fourth quarter of 2017, the change in our cost of total deposits relative to the change in the Federal Funds rate has been 24%. Excluding the impact of municipal and brokered deposits, the change has been 15%. We will continue to focus on deposit segments that will allow us to grow profitably and efficiently.

“Our tax equivalent net interest margin, excluding the impact of accretion income on acquired loans, was 3.16% in the third quarter, which represented a decrease of five basis points relative to the linked quarter. We are evaluating various alternatives to accelerate the transition of our balance sheet and loan portfolio to a more optimal mix, including potential divestitures of loans acquired in the Astoria Merger and acquisitions of commercial loans. We anticipate this transition will provide a greater balance to our interest rate risk sensitivity, allow us to more effectively offset funding cost pressures and increase our net interest margin over time.

“Our tangible common equity ratio was 8.65% and our estimated Tier 1 Leverage ratio was 9.68% at September 30, 2018; we have ample capital to support our strategy. Our tangible book value per common share was $11.33, which represented an increase of 26.6% over a year ago.

“We have substantial operating flexibility and are confident that our business mix, growth strategy and strong capital position will allow us to continue generating superior returns and earnings per share growth. We would like to thank our clients, colleagues and shareholders for your support and look forward to working with all of our partners as we continue to build a great company.
“Lastly, we have declared a dividend on our common stock of $0.07 per share payable on November 19, 2018 to holders of record as of November 5, 2018.”
Reconciliation of GAAP Results to Adjusted Results (non-GAAP)
The Company’s GAAP net income available to common stockholders of $117.7 million, or $0.52 per diluted share, for the third quarter of 2018, included the following items which are excluded from our adjusted results: a pre-tax loss of $56 thousand on the sale of available for sale securities and the pre-tax amortization of non-compete agreements and acquired customer list intangible assets of $295 thousand.
For purposes of calculating our adjusted results for the quarter and nine months ended September 30, 2018, we use an estimated effective income tax rate of 21.0%, which is equal to our estimated effective income tax rate for full year 2018. Refer to the section “Taxes” for additional details.
Excluding the impact of these items, adjusted net income available to common stockholders was $114.3 million, or $0.51 per diluted share, for the three months ended September 30, 2018.
Non-GAAP financial measures include references to the terms “adjusted” or “excluding”. See the reconciliation of the Company’s non-GAAP financial measures beginning on page 18.
Net Interest Income and Margin

($ in thousands)	For the three months ended			Change % / bps
	9/30/2017	6/30/2018	9/30/2018	Y-o-Y	Linked Qtr
Interest and dividend income	$145,692	$304,906	$309,025	112.1%	1.4%
Interest expense	25,619	58,690	65,076	154.0	10.9
Net interest income	$120,073	$246,216	$243,949	103.2	(0.9)

Accretion income on acquired loans	$3,397	$28,010	$26,574	682.3%	(5.1)%
Yield on loans	4.67%	5.01%	5.01%	34	—
Tax equivalent yield on investment securities	2.87	2.88	2.87	—	(1)
Tax equivalent yield on interest earning assets	4.12	4.47	4.47	35	—
Cost of total deposits	0.50	0.55	0.68	18	13
Cost of interest bearing deposits	0.69	0.68	0.84	15	16
Cost of borrowings	1.75	2.23	2.29	54	6
Cost of interest bearing liabilities	0.97	1.06	1.17	20	11
Tax equivalent net interest margin[5]	3.42	3.62	3.54	12	(8)

Average loans, including loans held for sale	$10,186,414	$20,339,964	$20,386,994	100.1%	0.2%
Average investment securities	3,916,076	6,751,528	6,774,712	73.0	0.3
Average total interest earning assets	14,471,120	27,757,380	27,799,933	92.1	0.2
Average deposits and mortgage escrow	10,691,006	20,768,669	21,115,354	97.5	1.7
5 Tax equivalent net interest margin is equal to net interest income plus the tax equivalent adjustment for tax exempt securities divided by average interest earning assets. The tax equivalent adjustment is assumed at a 35% federal tax rate in 2017 and 21% in 2018.

Third quarter 2018 compared with third quarter 2017
Net interest income was $243.9 million, an increase of $123.9 million compared to the third quarter of 2017. This was mainly due to an increase in average loans outstanding between the periods as a result of the Astoria Merger, loans originated through our commercial banking teams and the Advantage Funding acquisition. Other key components of the changes in net interest income and net interest margin were the following:

▪
The yield on loans was 5.01% compared to 4.67% for the three months ended September 30, 2017. The increase in yield on loans was mainly due to an increase in accretion income on acquired loans, which was $26.6 million in the third quarter of 2018 compared to $3.4 million in the third quarter of 2017.

▪
Average commercial loans, which includes all commercial and industrial loans, commercial real estate (including multi-family) and acquisition development and construction loans, were $15.5 billion compared to $9.2 billion in the third quarter of 2017, an increase of $6.3 billion or 68.1%.

▪
The tax equivalent yield on investment securities was unchanged at 2.87%. The tax equivalent adjustment assumed a 35% federal tax rate in 2017 compared to 21% in 2018. Average tax exempt securities balances grew to $2.6 billion for the quarter ended September 30, 2018, compared to $1.4 billion in the third quarter of 2017. Average investment securities were $6.8 billion, or 24.4%, of average total interest earning assets for the third quarter of 2018 compared to $3.9 billion, or 27.1%, of average earning assets for the third quarter of 2017.

▪	The tax equivalent yield on interest earning assets increased 35 basis points between the periods to 4.47%, mainly due to higher accretion income on acquired loans, as described above.

▪
The cost of total deposits was 68 basis points and the cost of borrowings was 2.29%, compared to 50 basis points and 1.75%, respectively, for the same period a year ago. The increase was mainly due to increases in market rates of interest. The cost of total deposits has also been impacted by the competitive environment in the Greater New York metropolitan area, as higher interest rates are required to attract and retain higher balance commercial and consumer deposits.

▪
The total cost of interest bearing liabilities increased 20 basis points to 1.17% for the third quarter of 2018 compared to 0.97% for the third quarter of 2017. The increase was mainly due to an increase in market interest rates, which increased the cost of wholesale, brokered and certificates of deposit between the periods. Year-to-date, the change in the total cost of deposits relative to the change in the Federal Funds rate was equal to 24%. Excluding the impact of brokered deposits and municipal deposits, the change was equal to 15%.

The tax equivalent net interest margin was 3.54% for the third quarter of 2018 compared to 3.42% for the third quarter of 2017. The increase in tax equivalent net interest margin was mainly due to the increase in accretion income on acquired loans. Excluding accretion income, tax equivalent net interest margin was 3.16% for the third quarter of 2018 compared to 3.32% in the third quarter of 2017. The decline in tax equivalent net interest margin excluding accretion income is mainly due to multi-family and residential mortgage loans acquired in the Astoria Merger, which generally have lower yields than the Company’s other loan assets, the change in tax equivalent adjustment rate due to the decrease in the federal income tax rate, and the increase in the cost of interest bearing liabilities.

Third quarter 2018 compared with linked quarter ended June 30, 2018
Net interest income declined $2.3 million compared to the linked quarter. The decrease in net interest income was mainly due to higher interest expense paid on interest bearing liabilities. Other key components of the changes in net interest income compared to the linked quarter were the following:

▪
The yield on loans was 5.01%, unchanged from the linked quarter. Accretion income on acquired loans was $26.6 million in the third quarter of 2018, a decrease of $1.4 million relative to the linked quarter. Yield on loans was also impacted by a decrease of $1.4 million in loan prepayment penalties.

▪
The average balance of total portfolio loans increased $47.0 million. This included an increase of $330.8 million in the balance of commercial loans, which was offset by decreases of $269.7 million in the balance of residential mortgage loans and $14.1 million of consumer loans. Commercial loan growth was mainly due to originations generated by our commercial banking teams.

▪
The tax equivalent yield on investment securities decreased one basis points to 2.87% in the third quarter of 2018, mainly due to a change in mix of securities. In the third quarter, the average balance of taxable securities increased $63.0 million and the average balance of tax exempt securities declined $39.8 million.

▪	The tax equivalent yield on interest earning assets was unchanged between the third quarter of 2018 and the linked quarter and was 4.47%.

▪
The cost of total deposits increased 13 basis points to 68 basis points in the quarter and the total cost of borrowings increased to 2.29% compared to 2.23% in the linked quarter, mainly due to the factors discussed above.

▪
Average interest bearing deposits increased by $132.5 million and average borrowings decreased $379.8 million relative to the linked quarter. Total interest expense increased by $6.4 million over the linked quarter.

The tax equivalent net interest margin was 3.54% compared to 3.62% in the linked quarter. Excluding accretion income on acquired loans, tax equivalent net interest margin was 3.21% in the linked quarter compared to 3.16% in the third quarter of 2018. The decrease in tax equivalent net interest margin excluding accretion income was mainly due to lower commercial loan prepayment activity and higher rates paid on deposits and other interest bearing liabilities. The composition of the Company’s earning assets continued to shift in the third quarter of 2018, as the average balance of residential mortgage loans represented 21.5% of total portfolio loans compared to 22.5% at June 30, 2018.

We are evaluating alternatives for accelerating the run-off of residential mortgage loans and other loans acquired in the Astoria Merger. We anticipate that over time we will replace these loans with higher yielding commercial loans originated through our commercial banking teams and loan portfolio acquisitions. We expect this strategy will positively impact our net interest margin.

Non-interest Income

($ in thousands)	For the three months ended			Change %
	9/30/2017	6/30/2018	9/30/2018	Y-o-Y	Linked Qtr
Total non-interest income	$13,988	$37,868	$24,145	72.6%	(36.2)%
Net (loss) on sale of securities	(21)	(425)	(56)	166.7	(86.8)
Net gain on sale of fixed assets	—	11,797	—	—	(100.0)
Adjusted non-interest income	$14,009	$26,496	$24,201	72.8	(8.7)

Third quarter 2018 compared with third quarter 2017
Excluding net (loss) on sale of securities, adjusted non-interest income increased $10.2 million in the third quarter of 2018 to $24.2 million, compared to $14.0 million in the same quarter last year. The change was mainly due to the Astoria Merger as deposit fees and service charges increased by $3.0 million; bank owned life insurance income increased by $2.4 million; investment management fees increased by $1.7 million; and safe deposit box rental income increased by $532 thousand, which is included in other non-interest income. In addition, fee income generated on payroll finance loans increased $805 thousand (which represents the majority of the increase in accounts receivable management / factoring commissions and other related fees) and other loan fees, including letters of credit and loan swaps, increased $623 thousand over the year ago period.
Third quarter 2018 compared with linked quarter ended June 30, 2018
Excluding net (loss) on sale of securities and net gain on sale of fixed assets, adjusted non-interest income decreased approximately $2.3 million from $26.5 million in the linked quarter to $24.2 million in the third quarter of 2018. The decrease was mainly due to a reduction of $1.5 million in other loan fees, which includes letters of credit, loan swaps and loan syndication revenue. These fees are usually connected to new loan originations, which will result in some volatility in fees on a linked quarter basis.

Non-interest Expense

($ in thousands)	For the three months ended			Change % / bps
	9/30/2017	6/30/2018	9/30/2018	Y-o-Y	Linked Qtr
Compensation and benefits	$31,727	$56,159	$54,823	72.8%	(2.4)%
Stock-based compensation plans	1,969	3,336	3,115	58.2	(6.6)
Occupancy and office operations	8,583	17,939	16,558	92.9	(7.7)
Information technology	2,512	9,997	10,699	325.9	7.0
Amortization of intangible assets	2,166	5,865	5,865	170.8	—
FDIC insurance and regulatory assessments	2,310	5,495	6,043	161.6	10.0
Other real estate owned, (“OREO”) net	894	(226)	1,497	67.4	(762.4)
Merger-related expenses	4,109	—	—	(100.0)	—
Charge for asset write-downs, systems integration, retention and severance	—	13,132	—	NM	(100.0)
Other expenses	8,347	13,231	13,173	57.8	(0.4)
Total non-interest expense	$62,617	$124,928	$111,773	78.5	(10.5)
Full time equivalent employees (“FTEs”) at period end	992	2,037	1,959	97.5	(3.8)
Financial centers at period end	40	121	113	182.5	(6.6)
Operating efficiency ratio, as reported[6]	46.7%	44.0%	41.7%	500	230
Operating efficiency ratio, as adjusted[6]	40.6	38.3	38.9	170	(60)
[6] See a reconciliation of this non-GAAP financial measure beginning on page 18.

Third quarter 2018 compared with third quarter 2017
Total non-interest expense increased $49.2 million relative to the third quarter of 2017. Key components of the change in non-interest expense were the following:

▪
Compensation and benefits increased $23.1 million between the periods. Total FTEs increased to 1,959 from 992, which was mainly due to the Astoria Merger and the continued hiring of commercial bankers and risk management personnel.

▪	Occupancy and office operations increased $8.0 million mainly due to the financial centers and other locations acquired in the Astoria Merger.

▪
Information technology expense increased $8.2 million between the periods. The increase is mainly due to the Astoria Merger. We anticipate this expense will decrease in future periods as we completed the full integration of Astoria’s legacy deposit systems in the third quarter of 2018.

▪	Amortization of intangible assets increased $3.7 million. The increase is mainly due to the amortization of the core deposit intangible asset that was recorded in the Astoria Merger.

▪
FDIC insurance and regulatory assessments increased $3.7 million to $6.0 million in the third quarter of 2018, compared to $2.3 million for the third quarter of 2017. This was mainly due to growth in our total assets.

▪
OREO, net increased $603 thousand to $1.5 million in the third quarter of 2018, compared to $894 thousand for the third quarter of 2017. In the third quarter of 2018, OREO, net included taxes of $617 thousand and maintenance and operating costs of $791 thousand. In the year earlier period, OREO, net was mainly incurred for taxes and property write-downs.

▪	Other expenses increased $4.8 million, mainly due to the Astoria Merger, and included communications expense, professional fees, operational losses, advertising and other.

Third quarter 2018 compared with linked quarter ended June 30, 2018
Total non-interest expense decreased $13.2 million from $124.9 million in the linked quarter to $111.8 million in the third quarter of 2018. Excluding the charge for asset write-downs, systems integration, retention and severance incurred in the linked quarter non-interest expense declined $23 thousand between the periods. Key components of the change in non-interest expense were the following:

▪
Compensation and benefits declined $1.3 million and was $54.8 million in the third quarter of 2018 compared to $56.2 million in the linked quarter. Total FTEs declined to 1,959 at September 30, 2018 from 2,037 at June 30, 2018 as we continue to integrate Astoria’s personnel and operations.

▪	Occupancy and office operations decreased $1.4 million mainly due to continued consolidation of financial centers.

▪
Information technology expense increased $702 thousand in the third quarter of 2018 compared to the linked quarter. We anticipate a reduction in information technology expense of approximately $1.5 million per quarter as cost savings from the Astoria legacy deposit systems conversion are realized.

▪	OREO, net was $1.5 million in the third quarter of 2018 compared to income of $226 thousand in the linked quarter, which included net gain on sale of OREO of $811 thousand.

Taxes
For the six months ended June 30, 2018, the Company recorded income tax expense at an estimated effective income tax rate of 22.5%. Due to the completion of the Astoria short-period tax return for 2017, and the increasing proportion of non-taxable income to total income assets and revenues due to our business mix, our estimated effective income tax rate for 2018 decreased to 21.0%. Therefore, we recorded income tax expense at 18.5% for the three months ended September 30, 2018, which resulted in an estimated effective tax rate of 21.0% for the nine months ended September 30, 2018.

Given the change in the Company’s effective tax rate for full year 2018, adjusted earnings available to common stockholders for the three months and nine months ended September 30, 2018 are calculated using an income tax rate of 21.0%.

Key Balance Sheet Highlights as of September 30, 2018

($ in thousands)	As of			Change % / bps
	9/30/2017	6/30/2018	9/30/2018	Y-o-Y	Linked Qtr
Total assets	$16,780,097	$31,463,077	$31,261,265	86.3%	(0.6)%
Total portfolio loans, gross	10,493,535	20,674,493	20,533,214	95.7	(0.7)
Commercial & industrial (“C&I”) loans	4,841,664	6,288,683	6,244,030	29.0	(0.7)
Commercial real estate loans (including multi-family)	4,473,245	9,160,760	9,284,657	107.6	1.4
Acquisition, development and construction loans	236,456	236,915	265,676	12.4	12.1
Total commercial loans	9,551,365	15,686,358	15,794,363	65.4	0.7
Residential mortgage loans	684,093	4,652,501	4,421,520	546.3	(5.0)
Total deposits	11,043,438	20,965,889	21,456,057	94.3	2.3
Core deposits [8]	9,753,052	19,870,947	20,448,343	109.7	2.9
Investment securities	4,515,650	6,789,246	6,685,972	48.1	(1.5)
Total borrowings	3,453,783	5,537,537	4,825,855	39.7	(12.9)
Loans to deposits	95.0%	98.6%	95.7%	70	(290)
Core deposits to total deposits	88.3	94.8	95.3	700	50
Investment securities to total assets	26.9	21.6	21.4	(550)	(20)
8 Given the Company’s greater proportion of certificates of deposit after completion of the Astoria Merger, the Company modified its definition of core deposits to also include certificates of deposit beginning in the first quarter of 2018. Core deposits include retail, commercial and municipal transaction, money market and savings accounts and certificates of deposit accounts and exclude brokered and wholesale deposits, except for reciprocal Certificate of Deposit Account Registry balances.
Highlights in balance sheet items as of September 30, 2018 were the following:

▪
C&I loans (which include traditional C&I, asset-based lending, payroll finance, warehouse lending, factored receivables, equipment financing and public sector finance loans) represented 30.4%, commercial real estate loans (which include multi-family loans) represented 45.2%, consumer and residential mortgage loans combined represented 23.1%, and acquisition, development and construction loans represented 1.3% of the total loan portfolio. Loan growth in the year-over-year period was mainly a result of the Astoria Merger, originations by our commercial banking teams and the Advantage Funding acquisition. Linked quarter comparisons are discussed below.

▪
Total commercial loans, which include all C&I loans, commercial real estate (including multi-family) and acquisition, development and construction loans, increased by $108.0 million in the linked quarter. Excluding loans acquired in the Astoria Merger, commercial loans increased by $1.8 billion in the past twelve months.

▪	Residential mortgage loans were $4.4 billion at September 30, 2018, compared to $4.7 billion at June 30, 2018. The decline was mainly due to repayments of loans acquired in the Astoria Merger.

▪
Total deposits at September 30, 2018 increased $490.2 million compared to June 30, 2018, and increased $10.4 billion over September 30, 2017. We assumed $9.0 billion of deposits in the Astoria Merger. The remaining increase in deposits was mainly due to growth in commercial deposits, certificates of deposit and municipal deposits, which reach their peak in the third quarter.

▪	Core deposits at September 30, 2018 increased $577.4 million compared to June 30, 2018. Core deposits increased $10.7 billion over September 30, 2017.

▪	Municipal deposits at September 30, 2018 were $2.0 billion, an increase of $367.2 million relative to June 30, 2018.

▪	Investment securities increased by $103.3 million relative to June 30, 2018, and represented 21.4% of total assets at September 30, 2018.

Credit Quality

($ in thousands)	For the three months ended			Change % / bps
	9/30/2017	6/30/2018	9/30/2018	Y-o-Y	Linked Qtr
Provision for loan losses	$5,000	$13,000	$9,500	90.0%	(26.9)%
Net charge-offs	3,023	9,066	4,161	37.6	(54.1)
Allowance for loan losses	72,128	86,026	91,365	26.7	6.2
Non-performing loans	69,452	190,975	185,222	166.7	(3.0)
Loans 30 to 89 days past due	21,491	73,441	50,084	133.0	(31.8)
Annualized net charge-offs to average loans	0.12%	0.18%	0.08%	(4)	(10)
Allowance for loan losses to total loans	0.69	0.42	0.44	(25)	2
Allowance for loan losses to non-performing loans	103.9	45.0	49.3	(5,460)	430
Provision for loan losses was $9.5 million for the third quarter of 2018, compared to $13.0 million in the linked quarter and $5.0 million in the same period a year ago. In the third quarter of 2018, provision for loan losses was $5.3 million in excess of net charge-offs of $4.2 million. Allowance coverage ratios were 0.44% of total loans and 49.3% of non-performing loans at September 30, 2018. Due to the Astoria Merger, a significant portion of the Company’s loan portfolio does not carry an allowance for loan losses, as the acquired loans are recorded at their estimated fair value on the acquisition date. Non-performing loans decreased by $5.8 million to $185.2 million at September 30, 2018 compared to the linked quarter. The decrease in non-performing loans was mainly due to net charge-offs and the return to performing status of certain loans that were previously categorized as non-performing. Loans 30 to 89 days past due declined $23.4 million in the linked quarter, mainly due to loans that were in the process of being renewed at June 30, 2018 and which were renewed in the third quarter.
Capital

($ in thousands, except share and per share data)	As of			Change % / bps
	9/30/2017	6/30/2018	9/30/2018	Y-o-Y	Three months
Total stockholders’ equity	$1,971,480	$4,352,735	$4,438,303	125.1%	2.0%
Preferred stock	—	138,828	138,627	NM	(0.1)
Goodwill and intangible assets	756,290	1,754,418	1,745,181	130.8	(0.5)
Tangible common stockholders’ equity	$1,215,190	$2,459,489	$2,554,495	110.2	3.9
Common shares outstanding	135,807,544	225,470,254	225,446,089	66.0	—
Book value per common share	$14.52	$18.69	$19.07	31.3	2.0
Tangible book value per common share [9]	8.95	10.91	11.33	26.6	3.8
Tangible common equity to tangible assets [9]	7.58%	8.28%	8.65%	107	37
Estimated Tier 1 leverage ratio - Company	8.42	9.32	9.68	126	36
Estimated Tier 1 leverage ratio - Bank	8.54	9.84	10.10	156	26
[9] See a reconciliation of non-GAAP financial measures beginning on page 18.

The increase in total stockholders’ equity of $85.6 million to $4.4 billion as of September 30, 2018 compared to June 30, 2018 was mainly due to earnings. Net income available to common stockholders of $117.7 million was partially offset by common dividends of $15.7 million, preferred dividends of $2.2 million and a decrease in the fair value of our available for sale investment securities of $19.1 million.

Total goodwill and other intangible assets were $1.7 billion at September 30, 2018, a decrease of $9.2 million compared to June 30, 2018, which was mainly due to amortization of intangibles and a $3.5 million reduction in goodwill associated with final purchase accounting adjustments related to the Astoria Merger and the Advantage Funding acquisition.

For the quarter ended September 30, 2018, basic and diluted weighted average common shares outstanding were unchanged relative to the linked quarter at 225.1 million and 225.6 million, respectively. Total common shares outstanding at September 30, 2018 were approximately 225.4 million.

Tangible book value per share was $11.33 at September 30, 2018, which represented an increase of 26.6% over a year ago and an increase of 3.8% over June 30, 2018.

Conference Call Information
Sterling Bancorp will host a teleconference and webcast on Wednesday, October 24, 2018 at 10:30 AM Eastern Time to discuss the Company’s results. Analysts, investors and interested parties are invited to listen to the webcast and view accompanying slides on the Company’s website at www.sterlingbancorp.com or by dialing (800) 289-0438, Conference ID #1015557. A replay of the teleconference can be accessed through the Company’s website.

About Sterling Bancorp
Sterling Bancorp, whose principal subsidiary is Sterling National Bank, specializes in the delivery of services and solutions to business owners, their families and consumers within the communities it serves through teams of dedicated and experienced relationship managers. Sterling National Bank offers a complete line of commercial, business, and consumer banking products and services. For more information, visit the Sterling Bancorp website at www.sterlingbancorp.com.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may concern Sterling Bancorp’s current expectations about its future results, plans, operations and prospects and involve certain risks, including the following: difficulties and delays in integrating Astoria’s business, Advantage Funding’s business, or fully realizing cost savings and other benefits; business disruption; a failure to grow revenues faster than we grow expenses; a deterioration in general economic conditions, either nationally, internationally, or in our market areas, including extended declines in the real estate market and constrained financial markets; inflation; the effects of, and changes in, trade; changes in asset quality and credit risk; introduction, withdrawal, success and timing of business initiatives; capital management activities; customer disintermediation; and the success of Sterling Bancorp in managing those risks. Other factors that could cause Sterling Bancorp’s actual results to differ from those indicated in forward-looking statements are included in the “Risk Factors” section of Sterling Bancorp’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made and we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Financial information contained in this release should be considered to be an estimate pending the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2018. While the Company is not aware of any need to revise the results disclosed in this release, accounting literature may require information received by management between the date of this release and the filing of the Quarterly Report on Form 10-Q to be reflected in the results of the fiscal period, even though the new information was received by management subsequent to the date of this release.

Sterling Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(unaudited, in thousands, except share and per share data)

	9/30/2017	12/31/2017	9/30/2018
Assets:
Cash and cash equivalents	$407,203	$479,906	$533,984
Investment securities	4,515,650	6,474,561	6,685,972
Loans held for sale	—	5,246	31,042
Portfolio loans:
Commercial and industrial (“C&I”)	4,841,664	5,306,821	6,244,030
Commercial real estate (including multi-family)	4,473,245	8,998,419	9,284,657
Acquisition, development and construction	236,456	282,792	265,676
Residential mortgage	684,093	5,054,732	4,421,520
Consumer	258,077	366,219	317,331
Total portfolio loans, gross	10,493,535	20,008,983	20,533,214
Allowance for loan losses	(72,128)	(77,907)	(91,365)
Total portfolio loans, net	10,421,407	19,931,076	20,441,849
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank Stock, at cost	191,276	284,112	351,455
Accrued interest receivable	57,561	94,098	109,377
Premises and equipment, net	56,378	321,722	289,794
Goodwill	696,600	1,579,891	1,609,772
Other intangibles	59,690	153,191	135,409
Bank owned life insurance	204,281	651,638	660,279
Other real estate owned	11,697	27,095	22,735
Other assets	158,354	357,005	389,597
Total assets	$16,780,097	$30,359,541	$31,261,265
Liabilities:
Deposits	$11,043,438	$20,538,204	$21,456,057
FHLB borrowings	3,016,000	4,510,123	4,429,110
Other borrowings	188,403	30,162	22,888
Senior notes	76,719	278,209	200,972
Subordinated notes	172,661	172,716	172,885
Mortgage escrow funds	19,148	122,641	96,952
Other liabilities	292,248	467,308	444,098
Total liabilities	14,808,617	26,119,363	26,822,962
Stockholders’ equity:
Preferred stock	—	139,220	138,627
Common stock	1,411	2,299	2,299
Additional paid-in capital	1,590,752	3,780,908	3,773,164
Treasury stock	(59,674)	(58,039)	(51,973)
Retained earnings	452,650	401,956	694,861
Accumulated other comprehensive (loss)	(13,659)	(26,166)	(118,675)
Total stockholders’ equity	1,971,480	4,240,178	4,438,303
Total liabilities and stockholders’ equity	$16,780,097	$30,359,541	$31,261,265

Shares of common stock outstanding at period end	135,807,544	224,782,694	225,446,089
Book value per common share	$14.52	$18.24	$19.07
Tangible book value per common share[1]	8.95	10.53	11.33
[1] See reconciliation of non-GAAP financial measures beginning on page 18.

Sterling Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended			For the Nine Months Ended
	9/30/2017	6/30/2018	9/30/2018	9/30/2017	9/30/2018
Interest and dividend income:
Loans and loan fees	$119,898	$254,253	$257,211	$336,308	$746,079
Securities taxable	15,141	29,031	29,765	40,536	85,856
Securities non-taxable	8,542	15,403	15,244	23,951	45,959
Other earning assets	2,111	6,219	6,805	5,160	17,382
Total interest and dividend income	145,692	304,906	309,025	405,955	895,276
Interest expense:
Deposits	13,392	28,464	35,974	33,805	88,645
Borrowings	12,227	30,226	29,102	30,029	82,098
Total interest expense	25,619	58,690	65,076	63,834	170,743
Net interest income	120,073	246,216	243,949	342,121	724,533
Provision for loan losses	5,000	13,000	9,500	14,000	35,500
Net interest income after provision for loan losses	115,073	233,216	234,449	328,121	689,033
Non-interest income:
Deposit fees and service charges	3,309	6,985	6,333	9,893	20,319
Accounts receivable management / factoring commissions and other related fees	4,764	5,337	5,595	12,670	16,292
Bank owned life insurance	1,320	4,243	3,733	4,342	11,591
Loan commissions and fees	2,819	4,566	4,142	8,643	12,114
Investment management fees	271	2,121	1,943	825	5,889
Net (loss) on sale of securities	(21)	(425)	(56)	(274)	(5,902)
Gain on sale of fixed assets	1	11,797	—	1	11,800
Other	1,525	3,244	2,455	4,342	8,617
Total non-interest income	13,988	37,868	24,145	40,442	80,720
Non-interest expense:
Compensation and benefits	31,727	56,159	54,823	93,893	165,662
Stock-based compensation plans	1,969	3,336	3,115	5,602	9,304
Occupancy and office operations	8,583	17,939	16,558	25,550	51,956
Information technology	2,512	9,997	10,699	7,402	32,412
Amortization of intangible assets	2,166	5,865	5,865	6,582	17,782
FDIC insurance and regulatory assessments	2,310	5,495	6,043	6,232	16,885
Other real estate owned, net	894	(226)	1,497	2,682	1,635
Merger-related expenses	4,109	—	—	9,002	—
Charge for asset write-downs, systems integration, retention and severance	—	13,132	—	603	13,132
Other	8,347	13,231	13,173	25,076	39,680
Total non-interest expense	62,617	124,928	111,773	182,624	348,448
Income before income tax expense	66,444	146,156	146,821	185,939	421,305
Income tax expense	21,592	31,915	27,171	59,620	88,542
Net income	44,852	114,241	119,650	126,319	332,763
Preferred stock dividend	—	1,996	1,993	—	5,988
Net income available to common stockholders	$44,852	$112,245	$117,657	$126,319	$326,775
Weighted average common shares:
Basic	135,346,791	225,084,232	225,088,511	135,276,634	224,969,121
Diluted	135,950,160	225,621,856	225,622,895	135,895,513	225,504,463
Earnings per common share:
Basic earnings per share	$0.33	$0.50	$0.52	$0.93	$1.45
Diluted earnings per share	0.33	0.50	0.52	0.93	1.45
Dividends declared per share	0.07	0.07	0.07	0.21	0.21

Sterling Bancorp and Subsidiaries
SELECTED FINANCIAL DATA
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
End of Period	9/30/2017	12/31/2017	3/31/2018	6/30/2018	9/30/2018
Total assets	$16,780,097	$30,359,541	$30,468,780	$31,463,077	$31,261,265
Tangible assets [1]	16,023,807	28,626,459	28,741,750	29,708,659	29,516,084
Securities available for sale	2,579,076	3,612,072	3,760,338	3,929,386	3,843,244
Securities held to maturity	1,936,574	2,862,489	2,874,948	2,859,860	2,842,728
Portfolio loans	10,493,535	20,008,983	19,939,245	20,674,493	20,533,214
Goodwill	696,600	1,579,891	1,579,891	1,613,144	1,609,772
Other intangibles	59,690	153,191	147,139	141,274	135,409
Deposits	11,043,438	20,538,204	20,623,233	20,965,889	21,456,057
Municipal deposits (included above)	1,751,012	1,585,076	1,775,472	1,652,733	2,019,893
Borrowings	3,453,783	4,991,210	4,927,594	5,537,537	4,825,855
Stockholders’ equity	1,971,480	4,240,178	4,273,755	4,352,735	4,438,303
Tangible common equity [1]	1,215,190	2,367,876	2,407,700	2,459,489	2,554,495
Quarterly Average Balances
Total assets	15,661,514	29,277,502	30,018,289	30,994,904	31,036,026
Tangible assets [1]	14,904,016	27,567,351	28,287,337	29,237,608	29,283,093
Loans, gross:
Commercial real estate (includes multi-family)	4,443,142	8,839,256	9,028,849	9,100,098	9,170,117
Acquisition, development and construction	229,242	246,141	267,638	247,500	252,710
Commercial and industrial:
Traditional commercial and industrial	1,631,436	1,911,450	1,933,323	2,026,313	2,037,195
Asset-based lending[2]	740,037	781,732	781,392	778,708	820,060
Payroll finance[2]	229,522	250,673	229,920	219,545	223,636
Warehouse lending[2]	607,994	564,593	495,133	731,385	857,280
Factored receivables[2]	191,749	224,966	217,865	224,159	220,808
Equipment financing[2]	687,254	677,271	689,493	1,140,803	1,158,945
Public sector finance[2]	476,525	480,800	653,344	725,675	784,260
Total commercial and industrial	4,564,517	4,891,485	5,000,470	5,846,588	6,102,184
Residential mortgage	686,820	5,168,622	4,977,191	4,801,595	4,531,922
Consumer	262,693	372,981	361,752	344,183	330,061
Loans, total[3]	10,186,414	19,518,485	19,635,900	20,339,964	20,386,994
Securities (taxable)	2,483,718	3,840,147	3,997,542	4,130,949	4,193,910
Securities (non-taxable)	1,432,358	2,086,677	2,604,633	2,620,579	2,580,802
Other interest earning assets	368,630	598,439	595,847	665,888	638,227
Total earning assets	14,471,120	26,043,748	26,833,922	27,757,380	27,799,933
Deposits:
Non-interest bearing demand	3,042,392	4,043,213	3,971,079	3,960,683	4,174,908
Interest bearing demand	2,298,645	3,862,461	3,941,749	4,024,972	4,286,278
Savings (including mortgage escrow funds)	825,620	2,871,885	2,917,624	2,916,755	2,678,662
Money market	3,889,780	7,324,196	7,393,335	7,337,904	7,404,208
Certificates of deposit	634,569	2,382,102	2,464,360	2,528,355	2,571,298
Total deposits and mortgage escrow	10,691,006	20,483,857	20,688,147	20,768,669	21,115,354
Borrowings	2,779,143	4,121,605	4,597,903	5,432,582	5,052,752
Stockholders’ equity	1,955,252	4,235,739	4,243,897	4,305,928	4,397,823
Tangible common equity [1]	1,197,754	2,386,245	2,373,794	2,409,674	2,506,198

[1] See a reconciliation of non-GAAP financial measures beginning on page 18.
[2] Asset-based lending, payroll finance, warehouse lending, factored receivables, equipment finance and public sector finance comprise our commercial finance loan portfolio.
[3] Includes loans held for sale, but excludes allowance for loan losses.

Sterling Bancorp and Subsidiaries
SELECTED FINANCIAL DATA AND PERFORMANCE RATIOS
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Per Common Share Data	9/30/2017	12/31/2017	3/31/2018	6/30/2018	9/30/2018
Basic earnings (loss) per share	$0.33	$(0.16)	$0.43	$0.50	$0.52
Diluted earnings (loss) per share	0.33	(0.16)	0.43	0.50	0.52
Adjusted diluted earnings per share, non-GAAP [1]	0.35	0.39	0.45	0.50	0.51
Dividends declared per common share	0.07	0.07	0.07	0.07	0.07
Book value per share	14.52	18.24	18.34	18.69	19.07
Tangible book value per share[1]	8.95	10.53	10.68	10.91	11.33
Shares of common stock o/s	135,807,544	224,782,694	225,466,266	225,470,254	225,446,089
Basic weighted average common shares o/s	135,346,791	223,501,073	224,730,686	225,084,232	225,088,511
Diluted weighted average common shares o/s	135,950,160	224,055,991	225,264,147	225,621,856	225,622,895
Performance Ratios (annualized)
Return on average assets	1.14%	(0.48)%	1.31%	1.45%	1.50%
Return on average equity	9.10	(3.30)	9.26	10.46	10.61
Return on average tangible assets	1.19	(0.51)	1.39	1.54	1.59
Return on average tangible common equity	14.86	(5.87)	16.55	18.68	18.63
Return on average tangible assets, adjusted [1]	1.27	1.25	1.45	1.55	1.55
Return on avg. tangible common equity, adjusted [1]	15.85	14.49	17.24	18.79	18.09
Operating efficiency ratio, as adjusted [1]	40.6	41.4	40.3	38.3	38.9
Analysis of Net Interest Income
Accretion income on acquired loans	$3,397	$33,726	$30,340	$28,010	$26,574
Yield on loans	4.67%	4.77%	4.85%	5.01%	5.01%
Yield on investment securities - tax equivalent [2]	2.87	3.03	2.85	2.88	2.87
Yield on interest earning assets - tax equivalent [2]	4.12	4.32	4.31	4.47	4.47
Cost of interest bearing deposits	0.69	0.54	0.59	0.68	0.84
Cost of total deposits	0.50	0.43	0.47	0.55	0.68
Cost of borrowings	1.75	1.94	2.01	2.23	2.29
Cost of interest bearing liabilities	0.97	0.82	0.89	1.06	1.17
Net interest rate spread - tax equivalent basis [2]	3.15	3.50	3.42	3.41	3.30
Net interest margin - GAAP basis	3.29	3.57	3.54	3.56	3.48
Net interest margin - tax equivalent basis [2]	3.42	3.67	3.60	3.62	3.54
Capital
Tier 1 leverage ratio - Company [3]	8.42%	9.39%	9.39%	9.32%	9.68%
Tier 1 leverage ratio - Bank only [3]	8.54	10.10	10.00	9.84	10.10
Tier 1 risk-based capital ratio - Bank only [3]	10.42	12.10	14.23	13.71	14.04
Total risk-based capital ratio - Bank only [3]	12.42	13.20	15.51	14.94	15.30
Tangible equity to tangible assets - Company [1]	7.58	8.27	8.38	8.28	8.65
Condensed Five Quarter Income Statement
Interest and dividend income	$145,692	$276,495	$281,346	$304,906	$309,025
Interest expense	25,619	42,471	46,976	58,690	65,076
Net interest income	120,073	234,024	234,370	246,216	243,949
Provision for loan losses	5,000	12,000	13,000	13,000	9,500
Net interest income after provision for loan losses	115,073	222,024	221,370	233,216	234,449
Non-interest income	13,988	23,762	18,707	37,868	24,145
Non-interest expense	62,617	250,746	111,749	124,928	111,773
Income (loss) before income tax expense	66,444	(4,960)	128,328	146,156	146,821
Income tax expense	21,592	28,319	29,456	31,915	27,171
Net income (loss)	$44,852	$(33,279)	$98,872	$114,241	$119,650

[1] See a reconciliation of non-GAAP financial measures beginning on page 18.
[2] Tax equivalent basis represents interest income earned on tax exempt securities divided by the applicable Federal tax rate of 35% in 2017 and 21% in 2018.
[3] Regulatory capital amounts and ratios are preliminary estimates pending filing of the Company’s and Bank’s regulatory reports.

Sterling Bancorp and Subsidiaries
ASSET QUALITY INFORMATION
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Allowance for Loan Losses Roll Forward	9/30/2017	12/31/2017	3/31/2018	6/30/2018	9/30/2018
Balance, beginning of period	$70,151	$72,128	$77,907	$82,092	$86,026
Provision for loan losses	5,000	12,000	13,000	13,000	9,500
Loan charge-offs[1]:
Traditional commercial & industrial	(68)	(4,570)	(3,572)	(1,831)	(3,415)
Payroll finance	(188)	—	—	(314)	(2)
Factored receivables	(564)	(110)	(3)	(160)	(18)
Equipment financing	(741)	(1,343)	(4,199)	(2,477)	(829)
Commercial real estate	(1,345)	(7)	(1,353)	(3,166)	(359)
Multi-family	—	—	—	—	(168)
Acquisition development & construction	(5)	—	—	(721)	—
Residential mortgage	(389)	(193)	(39)	(544)	(114)
Consumer	(156)	(408)	(125)	(491)	(458)
Total charge offs	(3,456)	(6,631)	(9,291)	(9,704)	(5,363)
Recoveries of loans previously charged-off[1]:
Traditional commercial & industrial	316	164	214	225	235
Asset-based lending	1	—	—	9	—
Payroll finance	1	5	22	7	5
Factored receivables	5	—	3	2	2
Equipment financing	45	56	72	190	85
Commercial real estate	17	46	16	74	612
Multi-family	—	—	3	—	4
Residential mortgage	—	2	15	34	5
Consumer	48	137	131	97	254
Total recoveries	433	410	476	638	1,202
Net loan charge-offs	(3,023)	(6,221)	(8,815)	(9,066)	(4,161)
Balance, end of period	$72,128	$77,907	$82,092	$86,026	$91,365
Asset Quality Data and Ratios
Non-performing loans (“NPLs”) non-accrual	$69,060	$186,357	$181,745	$178,626	$177,876
NPLs still accruing	392	856	301	12,349	7,346
Total NPLs	69,452	187,213	182,046	190,975	185,222
Other real estate owned	11,697	27,095	24,493	20,264	22,735
Non-performing assets (“NPAs”)	$81,149	$214,308	$206,539	$211,239	$207,957
Loans 30 to 89 days past due	$21,491	$53,533	$59,818	$73,441	$50,084
Net charge-offs as a % of average loans (annualized)	0.12%	0.13%	0.18%	0.18%	0.08%
NPLs as a % of total loans	0.66	0.94	0.91	0.92	0.90
NPAs as a % of total assets	0.48	0.71	0.68	0.67	0.67
Allowance for loan losses as a % of NPLs	103.9	41.6	45.1	45.0	49.3
Allowance for loan losses as a % of total loans	0.69	0.39	0.41	0.42	0.44
Special mention loans	$117,984	$136,558	$101,904	$119,718	$88,472
Substandard loans	104,205	232,491	245,910	251,840	280,358
Doubtful loans	795	764	968	856	2,219

[1] There were no charge-offs or recoveries on warehouse lending or public sector finance loans during the periods presented. There were no charge-offs of asset-based lending loans during the periods presented. There were no acquisition development and construction recoveries during the periods presented.

Sterling Bancorp and Subsidiaries
QUARTERLY YIELD TABLE
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	June 30, 2018			September 30, 2018
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Traditional C&I and commercial finance loans	$5,846,588	$78,004	5.35%	$6,102,184	$81,296	5.29%
Commercial real estate (includes multi-family)	9,100,098	107,930	4.76	9,170,117	107,292	4.64
Acquisition, development and construction	247,500	3,430	5.56	252,710	4,115	6.46
Commercial loans	15,194,186	189,364	5.00	15,525,011	192,703	4.92
Consumer loans	344,183	5,114	5.96	330,061	4,651	5.59
Residential mortgage loans	4,801,595	59,775	4.98	4,531,922	59,857	5.28
Total gross loans [1]	20,339,964	254,253	5.01	20,386,994	257,211	5.01
Securities taxable	4,130,949	29,031	2.82	4,193,910	29,765	2.82
Securities non-taxable	2,620,579	19,497	2.98	2,580,802	19,296	2.99
Interest earning deposits	292,862	784	1.07	278,450	1,038	1.48
FHLB and Federal Reserve Bank Stock	373,026	5,435	5.84	359,777	5,767	6.36
Total securities and other earning assets	7,417,416	54,747	2.96	7,412,939	55,866	2.99
Total interest earning assets	27,757,380	309,000	4.47	27,799,933	313,077	4.47
Non-interest earning assets	3,237,524			3,236,093
Total assets	$30,994,904			$31,036,026
Interest bearing liabilities:
Demand and savings [2] deposits	$6,941,727	$8,400	0.49%	$6,964,940	$11,368	0.65%
Money market deposits	7,337,904	12,869	0.70	7,404,208	16,547	0.89
Certificates of deposit	2,528,355	7,195	1.14	2,571,298	8,059	1.24
Total interest bearing deposits	16,807,986	28,464	0.68	16,940,446	35,974	0.84
Senior notes	278,128	2,787	4.01	201,894	1,619	3.21
Other borrowings	4,981,663	25,086	2.02	4,678,011	25,129	2.13
Subordinated notes	172,791	2,353	5.45	172,847	2,354	5.45
Total borrowings	5,432,582	30,226	2.23	5,052,752	29,102	2.29
Total interest bearing liabilities	22,240,568	58,690	1.06	21,993,198	65,076	1.17
Non-interest bearing deposits	3,960,683			4,174,908
Other non-interest bearing liabilities	487,725			470,097
Total liabilities	26,688,976			26,638,203
Stockholders’ equity	4,305,928			4,397,823
Total liabilities and stockholders’ equity	$30,994,904			$31,036,026
Net interest rate spread [3]			3.41%			3.30%
Net interest earning assets [4]	$5,516,812			$5,806,735
Net interest margin - tax equivalent		250,310	3.62%		248,001	3.54%
Less tax equivalent adjustment		(4,094)			(4,052)
Net interest income		$246,216			$243,949
Ratio of interest earning assets to interest bearing liabilities	124.8%			126.4%
1 Average balances include loans held for sale and non-accrual loans. Interest includes prepayment fees and late charges.
2 Includes club accounts and interest bearing mortgage escrow balances.
3 Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
4 Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries
QUARTERLY YIELD TABLE
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	September 30, 2017			September 30, 2018
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Traditional C&I and commercial finance loans	$4,564,517	$58,395	5.08%	$6,102,184	$81,296	5.29%
Commercial real estate (includes multi-family)	4,443,142	47,336	4.23	9,170,117	107,292	4.64
Acquisition, development and construction	229,242	4,197	7.26	252,710	4,115	6.46
Commercial loans	9,236,901	109,928	4.72	15,525,011	192,703	4.92
Consumer loans	262,693	2,891	4.37	330,061	4,651	5.59
Residential mortgage loans	686,820	7,079	4.12	4,531,922	59,857	5.28
Total gross loans [1]	10,186,414	119,898	4.67	20,386,994	257,211	5.01
Securities taxable	2,483,718	15,141	2.42	4,193,910	29,765	2.82
Securities non-taxable	1,432,358	13,141	3.67	2,580,802	19,296	2.99
Interest earning deposits	202,650	462	0.90	278,450	1,038	1.48
FHLB and Federal Reserve Bank stock	165,980	1,649	3.94	359,777	5,767	6.36
Total securities and other earning assets	4,284,706	30,393	2.81	7,412,939	55,866	2.99
Total interest earning assets	14,471,120	150,291	4.12	27,799,933	313,077	4.47
Non-interest earning assets	1,190,394			3,236,093
Total assets	$15,661,514			$31,036,026
Interest bearing liabilities:
Demand and savings [2] deposits	$3,124,265	$4,626	0.59	$6,964,940	$11,368	0.65
Money market deposits	3,889,780	6,897	0.70	7,404,208	16,547	0.89
Certificates of deposit	634,569	1,869	1.17	2,571,298	8,059	1.24
Total interest bearing deposits	7,648,614	13,392	0.69	16,940,446	35,974	0.84
Senior notes	76,664	1,143	5.92	201,894	1,619	3.21
Other borrowings	2,529,854	8,733	1.37	4,678,011	25,129	2.13
Subordinated notes	172,625	2,351	5.45	172,847	2,354	5.45
Total borrowings	2,779,143	12,227	1.75	5,052,752	29,102	2.29
Total interest bearing liabilities	10,427,757	25,619	0.97	21,993,198	65,076	1.17
Non-interest bearing deposits	3,042,392			4,174,908
Other non-interest bearing liabilities	236,113			470,097
Total liabilities	13,706,262			26,638,203
Stockholders’ equity	1,955,252			4,397,823
Total liabilities and stockholders’ equity	$15,661,514			$31,036,026
Net interest rate spread [3]			3.15%			3.30%
Net interest earning assets [4]	$4,043,363			$5,806,735
Net interest margin - tax equivalent		124,672	3.42%		248,001	3.54%
Less tax equivalent adjustment		(4,599)			(4,052)
Net interest income		$120,073			$243,949
Ratio of interest earning assets to interest bearing liabilities	138.8%			126.4%
1 Average balances include loans held for sale and non-accrual loans. Interest includes prepayment fees and late charges.
2 Includes club accounts and interest bearing mortgage escrow balances.
3 Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
4 Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 21.
	As of or for the Quarter Ended
	9/30/2017	12/31/2017	3/31/2018	6/30/2018	9/30/2018

The following table shows the reconciliation of stockholders’ equity to tangible common equity and the tangible common equity ratio[1]:

Total assets	$16,780,097	$30,359,541	$30,468,780	$31,463,077	$31,261,265
Goodwill and other intangibles	(756,290)	(1,733,082)	(1,727,030)	(1,754,418)	(1,745,181)
Tangible assets	16,023,807	28,626,459	28,741,750	29,708,659	29,516,084
Stockholders’ equity	1,971,480	4,240,178	4,273,755	4,352,735	4,438,303
Preferred stock	—	(139,220)	(139,025)	(138,828)	(138,627)
Goodwill and other intangibles	(756,290)	(1,733,082)	(1,727,030)	(1,754,418)	(1,745,181)
Tangible common stockholders’ equity	1,215,190	2,367,876	2,407,700	2,459,489	2,554,495
Common stock outstanding at period end	135,807,544	224,782,694	225,466,266	225,470,254	225,446,089
Common stockholders’ equity as a % of total assets	11.75%	13.51%	13.57%	13.39%	13.75%
Book value per common share	$14.52	$18.24	$18.34	$18.69	$19.07
Tangible common equity as a % of tangible assets	7.58%	8.27%	8.38%	8.28%	8.65%
Tangible book value per common share	$8.95	$10.53	$10.68	$10.91	$11.33

The following table shows the reconciliation of reported return on average tangible common equity and adjusted return on average tangible common equity[2]:

Average stockholders’ equity	$1,955,252	$4,235,739	$4,243,897	$4,305,928	$4,397,823
Average preferred stock	—	(139,343)	(139,151)	(138,958)	(138,692)
Average goodwill and other intangibles	(757,498)	(1,710,151)	(1,730,952)	(1,757,296)	(1,752,933)
Average tangible common stockholders’ equity	1,197,754	2,386,245	2,373,794	2,409,674	2,506,198
Net income (loss) available to common	44,852	(35,281)	96,873	112,245	117,657
Net income (loss), if annualized	177,945	(139,974)	392,874	450,213	466,791
Reported return on avg tangible common equity	14.86%	(5.87)%	16.55%	18.68%	18.63%
Adjusted net income (see reconciliation on page 19)	$47,865	$87,171	$100,880	$112,868	$114,273
Annualized adjusted net income	189,899	345,841	409,124	452,712	453,366
Adjusted return on average tangible common equity	15.85%	14.49%	17.24%	18.79%	18.09%

The following table shows the reconciliation of reported return on average tangible assets and adjusted return on average tangible assets[3]:

Average assets	$15,661,514	$29,277,502	$30,018,289	$30,994,904	$31,036,026
Average goodwill and other intangibles	(757,498)	(1,710,151)	(1,730,952)	(1,757,296)	(1,752,933)
Average tangible assets	14,904,016	27,567,351	28,287,337	29,237,608	29,283,093
Net income (loss) available to common	44,852	(35,281)	96,873	112,245	117,657
Net income (loss), if annualized	177,945	(139,974)	392,874	450,213	466,791
Reported return on average tangible assets	1.19%	(0.51)%	1.39%	1.54%	1.59%
Adjusted net income (see reconciliation on page 19)	$47,865	$87,171	$100,880	$112,868	$114,273
Annualized adjusted net income	189,899	345,841	409,124	452,712	453,366
Adjusted return on average tangible assets	1.27%	1.25%	1.45%	1.55%	1.55%

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 21.
	As of and for the Quarter Ended
	9/30/2017	12/31/2017	3/31/2018	6/30/2018	9/30/2018
The following table shows the reconciliation of the reported operating efficiency ratio and adjusted operating efficiency ratio[4]:

Net interest income	$120,073	$234,024	$234,370	$246,216	$243,949
Non-interest income	13,988	23,762	18,707	37,868	24,145
Total net revenue	134,061	257,786	253,077	284,084	268,094
Tax equivalent adjustment on securities	4,599	7,158	4,070	4,094	4,052
Net loss on sale of securities	21	70	5,421	425	56
Net (gain) on sale of Lake Success facility	—	—	—	(11,797)	—
Adjusted total net revenue	138,681	265,014	262,568	276,806	272,202
Non-interest expense	62,617	250,746	111,749	124,928	111,773
Merger-related expense	(4,109)	(30,230)	—	—	—
Charge for asset write-downs, systems integration, retention and severance	—	(104,506)	—	(13,132)	—
Amortization of intangible assets	(2,166)	(6,426)	(6,052)	(5,865)	(5,865)
Adjusted non-interest expense	56,342	109,584	105,697	105,931	105,908
Reported operating efficiency ratio	46.7%	97.3%	44.2%	44.0%	41.7%
Adjusted operating efficiency ratio	40.6	41.4	40.3	38.3	38.9

The following table shows the reconciliation of reported net income (GAAP) and adjusted net income available to common stockholders (non-GAAP) and adjusted diluted earnings per share[5]:

Income (loss) before income tax expense	$66,444	$(4,960)	$128,328	$146,156	$146,821
Income tax expense	21,592	28,319	29,456	31,915	27,171
Net income (loss) (GAAP)	44,852	(33,279)	98,872	114,241	119,650
Adjustments:
Net loss on sale of securities	21	70	5,421	425	56
Net (gain) on sale of Lake Success facility	—	—	—	(11,797)	—
Merger-related expense	4,109	30,230	—	—	—
Charge for asset write-downs, systems integration, retention and severance	—	104,506	—	13,132	—
Amortization of non-compete agreements and acquired customer list intangible assets	333	333	295	295	295
Total pre-tax adjustments	4,463	135,139	5,716	2,055	351
Adjusted pre-tax income	70,907	130,179	134,044	148,211	147,172
Adjusted income tax expense	(23,042)	(41,006)	(31,165)	(33,347)	(30,906)
Adjusted net income (non-GAAP)	47,865	89,173	102,879	114,864	116,266
Preferred stock dividend	—	2,002	1,999	1,996	1,993
Adjusted net income available to common stockholders (non-GAAP)	$47,865	$87,171	$100,880	$112,868	$114,273

Weighted average diluted shares	135,950,160	224,055,991	225,264,147	225,621,856	225,622,895
Reported diluted EPS (GAAP)	$0.33	$(0.16)	$0.43	$0.50	$0.52
Adjusted diluted EPS (non-GAAP)	0.35	0.39	0.45	0.50	0.51

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 21.
	For the Nine Months Ended September 30,
	2017	2018
The following table shows the reconciliation of reported net income (GAAP) and earnings per share to adjusted net income available to common stockholders (non-GAAP) and adjusted diluted earnings per share (non-GAAP)[5]:

Income before income tax expense	$185,939	$421,305
Income tax expense	59,620	88,542
Net income (GAAP)	126,319	332,763

Adjustments:
Net loss on sale of securities	274	5,902
Net (gain) on sale of fixed assets	(1)	(11,800)
Merger-related expense	9,002	—
Charge for asset write-downs, systems integration, retention and severance	603	13,132
Amortization of non-compete agreements and acquired customer list intangible assets	1,080	883
Total pre-tax adjustments	10,958	8,117
Adjusted pre-tax income	196,897	429,422
Adjusted income tax expense	(63,181)	(90,179)
Adjusted net income (non-GAAP)	$133,716	$339,243
Preferred stock dividend	—	5,988
Adjusted net income available to common stockholders (non-GAAP)	$133,716	$333,255

Weighted average diluted shares	135,895,513	225,504,463
Diluted EPS as reported (GAAP)	$0.93	$1.45
Adjusted diluted EPS (non-GAAP)	0.98	1.48

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend below.
	For the Nine Months Ended September 30,
	2017	2018
The following table shows the reconciliation of reported return on average tangible common equity and adjusted return on average tangible common equity[2]:
Average stockholders’ equity	$1,913,072	$4,316,455
Average preferred stock	—	(139,054)
Average goodwill and other intangibles	(759,790)	(1,747,141)
Average tangible common stockholders’ equity	1,153,282	2,430,260
Net income available to common stockholders	$126,319	$326,775
Net income available to common stockholders, if annualized	168,888	436,897
Reported return on average tangible common equity	14.64%	17.98%
Adjusted net income available to common stockholders (see reconciliation on page #SectionPage#)	$133,716	$333,255
Adjusted net income available to common stockholders, if annualized	178,778	445,561
Adjusted return on average tangible common equity	15.50%	18.33%
The following table shows the reconciliation of reported return on avg tangible assets and adjusted return on avg tangible assets[3]:
Average assets	$14,802,911	$30,686,808
Average goodwill and other intangibles	(759,790)	(1,747,141)
Average tangible assets	14,043,121	28,939,667
Net income available to common stockholders	126,319	326,775
Net income available to common stockholders, if annualized	168,888	436,897
Reported return on average tangible assets	1.20%	1.51%
Adjusted net income available to common stockholders (see reconciliation on page 20)	$133,716	$333,255
Adjusted net income available to common stockholders, if annualized	178,778	445,561
Adjusted return on average tangible assets	1.27%	1.54%
The following table shows the reconciliation of the reported operating efficiency ratio and adjusted operating efficiency ratio[4]:
Net interest income	$342,121	$724,533
Non-interest income	40,442	80,720
Total net revenues	382,563	805,253
Tax equivalent adjustment on securities	12,896	12,217
Net loss on sale of securities	274	5,902
Net (gain) on sale of Lake Success facility	(1)	(11,800)
Adjusted total net revenue	395,732	811,572
Non-interest expense	182,624	348,448
Merger-related expense	(9,002)	—
Charge for asset write-downs, retention and severance	(603)	(13,132)
Amortization of intangible assets	(6,582)	(17,782)
Adjusted non-interest expense	$166,437	$317,534
Reported operating efficiency ratio	47.7%	43.3%
Adjusted operating efficiency ratio	42.1%	39.1%

The non-GAAP/as adjusted measures presented above are used by our management and the Company’s Board of Directors on a regular basis in addition to our GAAP results to facilitate the assessment of our financial performance and to assess our performance compared to our annual budget and strategic plans. These non-GAAP/adjusted financial measures complement our GAAP reporting and are presented above to provide investors, analysts, regulators and others information that we use to manage and evaluate our performance each period. This

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

information supplements our GAAP reported results, and should not be viewed in isolation from, or as a substitute for, our GAAP results. When non-GAAP/adjusted measures are impacted by income tax expense, we present the pre-tax amount for the income and expense items that result in the non-GAAP adjustments and present the income tax expense impact at the effective tax rate in effect for the period presented.

1 Stockholders’ equity as a percentage of total assets, book value per common share, tangible common equity as a percentage of tangible assets and tangible book common value per share provides information to help assess our capital position and financial strength. We believe tangible book measures improve comparability to other banking organizations that have not engaged in acquisitions that have resulted in the accumulation of goodwill and other intangible assets.

2 Reported return on average tangible common equity and adjusted return on average tangible common equity measures provide information to evaluate the use of our tangible common equity.

3 Reported return on average tangible assets and adjusted return on average tangible assets measures provide information to help assess our profitability.

4 The reported operating efficiency ratio is a non-GAAP measure calculated by dividing our GAAP non-interest expense by the sum of our GAAP net interest income plus GAAP non-interest income. The adjusted operating efficiency ratio is a non-GAAP measure calculated by dividing non-interest expense adjusted for intangible asset amortization and certain expenses generally associated with discrete merger transactions and non-recurring strategic plans by the sum of net interest income plus non-interest income plus the tax equivalent adjustment on securities income and elimination of the impact of gain or loss on sale of securities. The adjusted operating efficiency ratio is a measure we use to assess our operating performance.

5 Adjusted net income available to common stockholders and adjusted diluted earnings per share present a summary of our earnings, which includes adjustments to exclude certain revenues and expenses (generally associated with discrete merger transactions and non-recurring strategic plans) to help in assessing our profitability.